Exhibit 10.3

          SHARED FACILITIES AGREEMENT BETWEEN LNR PROPERTY CORPORATION
                             AND LENNAR CORPORATION

         This Shared Facilities Agreement is made as of the 27th day of October, 1997, by and between Lennar Corporation, a Delaware corporation ("Lennar"), and LNR Property Corporation, a Delaware corporation ("LNR"), wherein it is agreed:

1.       PURPOSES.

1.1 Pursuant to various agreements executed or to be executed by and between Lennar and LNR, Lennar will transfer its real estate investment and management business to LNR, and thereafter, pursuant to a Separation and Distribution Agreement, dated June 10, 1997, executed by the parties hereto (the "Distribution Agreement"), Lennar will distribute to its stockholders on the Distribution Date (defined in the Distribution Agreement), on a one-for-one basis, the issued and outstanding shares of capital stock of LNR received by it from LNR in accordance with Paragraphs 2.1(a) and 2.1(b) of the Distribution Agreement so that after such transfer and distribution, LNR will be a corporation independent of Lennar (the "Distribution").

1.2 Prior to the Distribution Date, Lennar provided certain services to its real estate investment and management business.

1.3 After the Distribution Date, LNR will require for a limited term that Lennar continue providing certain computer services to LNR and its subsidiaries until LNR and its subsidiaries are able to otherwise contract or arrange for such services.

2. TERM. Subject to the provisions of Section 5 hereof, this Agreement shall be effective on the Distribution Date and shall continue until the earlier of (i) one year following the Distribution Date, and (ii) termination of all Services (as herein defined) pursuant to Section 5 of the Agreement (the "Term").

3.       AGREEMENT TO PERFORM SELECTED SERVICES.

3.1 Subject to all of the terms and conditions hereof, Lennar and LNR hereby agree that Lennar shall offer and provide to LNR and its subsidiaries during the Term those services described on Schedule "A" hereto (collectively, the "Services"). Services heretofore provided to LNR will be provided on a basis consistent with prior practice. Charges for Services shall be as set forth in Section 4 hereof.

3.2 The Services to be available hereunder shall include all Services provided by Lennar to LNR and its subsidiaries on the Distribution Date or at any time during the calendar year immediately preceding the Distribution Date. If LNR elects to utilize any services not set forth on Schedule A, it shall notify Lennar


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         in writing of those services it elects to use and, to the extent Lennar agrees to furnish such new services to LNR, which agreement shall not be unreasonably withheld by Lennar, Lennar shall furnish such new services to LNR on a basis consistent with past practices and procedures for services previously provided to LNR by Lennar or on a basis to be agreed upon by both parties hereto if such services were not previously provided to LNR by Lennar; provided, however, that Lennar shall not be required to furnish any new services to LNR which are not permitted to be provided by it pursuant to the ruling it has received from the Internal Revenue Service that the Distribution (defined in the Distribution Agreement) will qualify as a tax-free distribution. Lennar's compensation, if any, for providing such new services shall be as agreed to by the parties hereto.

4.       CHARGES FOR SERVICES; PAYMENT.

4.1 It is the intention of the parties hereto that the charges for Services will be based on direct and indirect costs of providing Services but without any profit to Lennar until otherwise agreed to by the parties hereto. The costs of providing Services shall be $15,600 per month as described on Schedule "B" hereto.

4.2 Lennar shall bill LNR monthly for all charges for Services provided hereunder, which bill shall be accompanied by reasonable documentation or explanation supporting such charges, and LNR shall pay Lennar in full for all charges for Services within 30 days after receipt of such bill and other documentation or explanation.

5. REDUCTIONS IN SERVICES; TERMINATION. The parties recognize that during the Term hereof the requirements of LNR for certain Services will decrease and that LNR intends to reduce or completely phase out any Services no longer required. Accordingly, at any time after the Distribution Date, LNR may request termination of all or any part of the Services provided to or received by it (including termination of any part of any individual Service) by giving Lennar not less than 30 days' advance notice in writing of any anticipated termination of any Services or part thereof and, to the extent practicable, the parties will agree to an orderly reduction or phase-out of such Services and to a reduction of the fees payable hereunder.

         Following the termination or discontinuance of any Service as provided herein, to the extent Lennar is thereafter requested to provide any terminated or discontinued Service, including any transition-related assistance necessary for any other organization to perform the terminated or discontinued Service, Lennar shall perform such Service and Lennar shall be entitled to compensation therefor reflecting incurred costs; provided, however, that Lennar shall not be obligated to perform any Service, after the date which is one year following the Distribution Date.


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6.       COVENANT.Except to the extent otherwise provided herein, Lennar covenants and warrants that the charges for Services hereunder are and shall be determined in a fair and equitable manner with the intent to reimburse Lennar for all related direct and indirect costs of providing Services to LNR but without any profit to Lennar.

7. FORCE MAJEURE. If either party is unable to perform any of its duties or fulfill any of its covenants or obligations under this Agreement as a result of causes beyond its control and without its fault or negligence, including but not limited to acts of God or government, fire, flood, war, governmental controls, and labor strife, then such party shall not be deemed to be in default of this Agreement during the continuance of such events which rendered it unable to perform; such party shall have such additional time thereafter as is reasonably necessary to enable it to resume performance of its duties and obligations under this Agreement; and the party entitled to such Service shall not be required to pay the other party for any Service to the extent that such other party is unable to perform. Notwithstanding the foregoing, if the suspension of Lennar's obligation to perform under this Agreement is of such a nature or duration as to substantially frustrate the purpose of this Agreement, then LNR shall have the right to terminate this Agreement by giving Lennar 30 days' prior written notice of termination, in which case termination shall be effective upon the expiration of such 30-day period unless performance is resumed prior to such expiration.

8. SEVERABILITY. The invalidity of any provision of this Agreement as determined by a court of competent jurisdiction in no way shall affect the validity of any other provision hereof. If a provision is determined to be invalid, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable alternative provision to effect the original intent of the parties.

9. TIME OF THE ESSENCE. The parties hereto agree that with respect to the performance of all terms, conditions and covenants of this Agreement, time is of the essence.

10. CAPTIONS. Section captions are not a part hereof and are merely for the convenience of the parties.

11. BINDING EFFECT; CHOICE OF LAW. Subject to any provisions hereof, this Agreement shall bind the parties, their successors and assigns. This Agreement shall be governed by the laws of the State of Delaware without reference to the conflict or choice of law provisions thereof.

12. ASSIGNMENT. Lennar shall not assign or sublease this Agreement or any Services to be provided hereunder without the prior written consent of LNR.

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13.      AMENDMENT. This Agreement may not be amended without the express written agreement of both parties hereto.

14. NOTICES. All notices under this Agreement must be in writing and delivered personally or sent by United States mail, postage prepaid, addressed as follows, except that any party by written notice given as aforesaid, may change its address for subsequent notices to be given hereunder.

                  If to Lennar:
                                Lennar Corporation
                                700 NW 107th Ave., Suite 400
                                Miami, FL  33172
                                Attention:  Ms. Cory Boydston

                  If to LNR:

                                LNR Property Corporation
                                760 NW 107th Ave., Suite 100
                                Miami, FL  33172
                                Attention:  Ms. Shelly Rubin

         Notice sent by U.S. mail will be deemed given when deposited with the U.S. postal service.

15. INDEMNITY. Notwithstanding anything to the contrary contained herein, Lennar agrees to indemnify and hold harmless LNR and its subsidiaries and affiliates from and against any claim, loss, liability, cost or expense arising from Lennar's activities or actions under this Agreement. Lennar further agrees that it will conduct its business at all times in accordance with all applicable laws, codes and regulations, including, but not limited to, the maintenance of all appropriate licenses. Notwithstanding anything to the contrary contained herein, in the event Lennar commits an error with respect to or incorrectly performs or fails to perform any Service, at LNR's request, Lennar shall use reasonable efforts and good faith to correct such error, re-perform or perform such Service at no additional cost to LNR and Lennar shall reimburse LNR for any costs incurred by LNR as a result of any such errors.

16. INDEPENDENT ENTITIES. In carrying out the provisions of this Agreement, Lennar and LNR are and shall be deemed to be for all purposes, separate and independent entities. Lennar and LNR shall select their employees and agents, and such employees and agents shall be under the exclusive and complete supervision and control of Lennar or LNR, as the case may be. Lennar hereby acknowledges responsibility for full payment of wages and other compensation to all employees and agents engaged by it in the performance of the Services under this Agreement. It is the express intent of this Agreement that the relationship of Lennar to LNR and LNR to Lennar shall be solely that of separate and

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         independent companies and not that of a joint venture, partnership or any other joint relationship.

17. NONFIDUCIARY STATUS. In carrying out the provisions of this Agreement, neither party shall be a fiduciary (as defined in Section 3 (21) of ERISA) with respect to any employee benefit plan, program or arrangement maintained by or on behalf of the other party. Lennar will provide Services pursuant to the terms and conditions of this Agreement in accordance with the directions, guidelines and/or procedures established by it or the plan administrator (as defined in Section 3
         (16) of ERISA) of its employee benefit plans or arrangements.

18. THIRD PARTY BENEFICIARIES. The provisions of this Agreement are solely for the benefit of the parties and are not intended to confer upon any person except the parties any rights or remedies hereunder. There are no third party beneficiaries of this Agreement, and this Agreement shall not provide any third person with any remedy, claim, liability, reimbursement, action or other right in excess of those existing without reference to this Agreement.

19. CONSTRUCTION. For purposes of this Agreement, references to LNR, with respect to events or periods prior to the Distributions Date, shall mean and include, where appropriate, Lennar's real estate investment and management business as it existed prior to such date, including, but not limited to, the operations of its financial services division that became part of LNR.

20. APPENDICES. The Appendices shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein. In the event of any inconsistency between the terms of any Appendix and the terms set forth in the main body of this Agreement, the terms of the Appendix shall govern.

21.      CONFIDENTIALITY.

21.1 Each of (i) Lennar and its subsidiaries and (ii) LNR and its subsidiaries shall not use or permit the use of (without the prior written consent of the other) and shall keep, and shall cause its consultants and advisors to keep, confidential all information concerning the other party received pursuant to or in connection with this Agreement.

21.2 With respect to any confidential information, each party agrees as follows:

         (a) it shall use the same degree of care in safeguarding said information as it uses to safeguard its own information which must be held in confidence; and

         (b) upon the discovery of any inadvertent disclosure or unauthorized use of said information, or upon obtaining notice of such a disclosure or use from the other party, it shall take all necessary actions to prevent any further

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                  inadvertent disclosure or unauthorized use, and, subject to the provisions of Section 15 above, the other party shall be entitled to pursue any other remedy which may be available to it.

         IN WITNESS WHEREOF, this Agreement has been executed in multiple counterparts on the date set forth above, each of which shall, for all purposes, be deemed an original and all of which shall evidence but one agreement between the parties hereto.

LENNAR CORPORATION,                         LNR PROPERTY CORPORATION,
a Delaware corporation                      a Delaware corporation

By:      /s/ CORY BOYDSTON                  By:    /s/ SHELLY RUBIN
         -------------------                       -----------------------------
Name:    CORY BOYDSTON                      Name:  SHELLY RUBIN
Title:   VICE PRESIDENT                     Title: FINANCIAL VICE PRESIDENT

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